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                                                              Exhibit (e)(2)


DCR
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DUFF & PHELPS CREDIT RATING CO.

ERNEST T. ELSNER                                          55 EAST MONROE STREET
EXECUTIVE VICE PRESIDENT                                CHICAGO, ILLINOIS 60603
GENERAL-COUNSEL                                                  (312) 368-3100
(312) 368-3175                                               FAX (312) 368-3334



                                 February 29, 2000

Ms. Veronique Morali
FIMALAC
97, rue de Lille
Paris France 75007

Dear Ms. Morali:

     In consideration of the efforts of FIMILAC S.A. ("FIMILAC") to move forward with negotiations with Duff & Phelps Credit Rating Co. ("DCR") regarding a possible transaction involving a possible acquisition of control of DCR by FIMILAC ("the Proposed Transaction"), please be advised that DCR intends to engage in good faith negotiations with FIMILAC with respect to a definitive agreement relating to the Proposed Transaction. Furthermore, DCR is not presently engaged in any negotiations with respect to any possible acquisition of control of DCR by a third party other than FIMILAC ("Other Business Combination") and, while we have (as you know) previously had discussions with others with respect to Other Business Combinations, prior to March 7, 2000, we will not take any further steps to solicit proposals with respect to an Other Business Combination while we are negotiating the Proposed Transaction with FIMILAC. In the event that DCR is contacted by a third party with respect to an Other Business Combination, DCR shall promptly advise FIMILAC of any such proposal.


                                        Very truly yours,

                                        DUFF & PHELPS CREDIT RATING CO.



                                        By: /s/ Ernest T. Elsner
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                                        Name: Ernest T. Elsner
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                                        Title: Executive Vice President
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